UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2015

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31239 (Commission File Number)	27-0005456 (I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 1, Suite 1600, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On February 3, 2015, MarkWest Energy Partners, L.P. (the “Partnership”) entered into the Seventh Amendment to the Amended and Restated Credit Agreement with Wells Fargo Bank, National Association as Administrative Agent and Collateral Agent (the “Agent”), and the other agents and lenders that are party thereto (the “Credit Agreement Amendment”), which amends the Amended and Restated Credit Agreement dated as of July 1, 2010, among the Agent, the other agents and lenders that are party thereto from time to time and the Partnership, as supplemented by the Joinder Agreement dated July 29, 2010 and the Joinder Agreement dated June 15, 2011, and as amended by the First Amendment to Amended and Restated Credit Agreement dated September 7, 2011, the Second Amendment to Amended and Restated Credit Agreement dated December 29, 2011, the Third Amendment to Amended and Restated Credit Agreement dated June 29, 2012, the Fourth Amendment to Amended and Restated Credit Agreement dated December 20, 2012, the Fifth Amendment to Amended and Restated Credit Agreement dated December 11, 2013, and the New Lender Agreement and Sixth Amendment to the Amended and Restated Credit Agreement dated March 20, 2014 (the “Existing Credit Agreement”).  The Credit Agreement Amendment amends the Existing Credit Agreement to maintain the maximum permissible Total Leverage Ratio (which is the ratio of the Partnership’s consolidated funded debt to the Partnership’s adjusted consolidated EBITDA) at 5.50 to 1.0 for any quarter ending on or before the date on which the Partnership has satisfied the requirements to obtain a release of the collateral securing the facility (the “Collateral Release Date”).  After the Collateral Release Date, the maximum permissible Total Leverage Ratio shall be 5.00 to 1.00, except that following the closing of a permitted acquisition with an aggregate purchase price in excess of $50,000,000, the Partnership may elect to increase the maximum permissible Total Leverage Ratio to 5.50 to 1.0 during the fiscal quarter in which the closing of the acquisition occurs and the two fiscal quarters thereafter.

The description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1

Seventh Amendment to Amended and Restated Credit Agreement dated as of February 3, 2015, among MarkWest Energy Partners, L.P., Wells Fargo Bank, National Association, as Administrative Agent, and the other agents and lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.,
Its General Partner

Date: February 3, 2015	By:	/s/ NANCY K. BUESE
Nancy K. Buese
Executive Vice President and Chief Financial Officer